SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2010

PACIFIC LAND AND COFFEE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

         0-30595

           33-0619256

(Commission File Number)

(IRS Employer Identification No.)

1818 Kahai Street

, Honolulu, Hawaii              96819

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (808) 478-9894

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.

Entry into a Material Definitive Agreement

Item 2.01.

Completion of Acquisition or Disposition of Assets.

On June 28, 2010, Pacific Land and Coffee Corporation (the "Registrant") acquired 129 University Place LLC, which owns   the Orpheum Theatre located in the New Orleans business district. The purchase price was 42,260 shares of Series B Preferred Stock. The Series B Preferred stock is convertible into 84,520,000 shares of common stock. The outstanding 900,000 shares of Series A Convertible Preferred Stock have been converted into 900,000 shares of common stock in accordance with their terms.

 The Orpheum Theater is listed in the National Register of Historic Places. Flood damaged in Hurricane Katrina, this historic venue will be refurbished by the Company's subsidiary, 129 University Place LLC with the partial assistance of tax credits furnished by the state of Louisiana.  129 University Place has recently  purchased the Orpheum Theatre for $8.1 million, including a mortgage of approximately $2.6 million. Pacific Land and Coffee intends to change its name to "Orpheum Property, Inc." and to carry out a 1-for 20 reverse stock split in order to make the Company's common stock more appropriate for institutional investors.

On June 30, 2010, the new Board of Directors reviewed the Registrant's other business operations and determined to dispose of the existing coffee-related businesses and focus on building a real estate portfolio. Accordingly the coffee related businesses, which had a negative net worth and losses in the year ended March 31, 2010 were sold for cash consideration totalling $110,000 on June 30, 2010 to an entity associated with  former directors and officers John L. Hales and Al Coscina.

Item 3.02 Unregistered Sales of Equity Securities

The Registrant issued 42,260 shares of Series B Preferred Stock in connection with the above described acquisition to one accredited investor, Rampant Leon Financial Corporation.   The offer and sale was made without any public offering or solicitation, and was exempt under Section 4(6) of the Securities Act.

Item 5.01 Changes in Control of Registrant

A change of control took place on June 28, 2010 as a result of the acquisition of the Orpheum Theatre.  The names of the current directors and executive officers of the Registrant and holders of more than 5% of the outstanding shares of common stock and the number of shares held and the percentage of the total issued and outstanding Common Stock and Series A Preferred Stock owned by each of them are as follows. The address of each unless noted is that of the Company  96815.

Percentage

Number of

Percentage

Number of

of

Percentage

Preferred

of

Common

Common

of

Shares

Preferred

Shares

Equity

Voting

Name

Office

Owned(1)(2)

Owned

Owned(1)

Owned

Power

Andrew Reid(3)

Director

42,260

100%

84,520,000

84.9%

84.9%

Rod Solow

President

--

-

-

-

-

Ty Young

Chief Financial

Officer

--

-

125,000

.1%

.1%

Dennis Nielsen(4) Director

--

--

500,000

.5%

.5%

Tahoe Invest AG

--

--

--

6,879,734

66.8%

6.9%

Innere Güterstrasse 4

6304 Zug

All executive officers

  and directors

  as a group (4 persons)

42,260

100%

85,145,000

85.6%

85.6%

(1)

Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power.

(2)

Each share of Preferred Stock  is convertible and has the voting rights of 2,000 shares of common stock.

(3)

Mr. Reid is the control person of Rampant Leon Financial Corporation, which owns these shares.

(4)

Includes 133,333 shares held by World Link, LLC, which is controlled by him.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

  In connection with the acquisition described above, Mr. John L. Hales, Dale Nielsen and Al Coscina resigned as director and officers. Each of these persons has been provided with a draft of this Form 8-K and declined to provide any statement stating whether he agreed or disagreed with the statements made under this Item 5.02. Each of these persons has to date declined to provide a statement.

In connection with the acquisition, Andrew Reid was elected as a director and Rod Solow was elected as President.

Andrew V. Reid has served as President and Director of Treaty Energy Corporation since March 2010 and appointed to serve in the additional roles of Chairman and CEO of the Company since April 2010. Andrew Reid has more than 20 years of corporate finance and management experience.  In 2006 Mr. Reid started NOLA Commercial Finance Inc., a commercial finance company.  During the past 4 years he has focused on helping small regional Oil & Gas companies with debt and equity funding.  He has helped fund in excess of $50 million for various types of income producing properties.In 1998 Mr. Reid started his own investment firm where he focused on the Oil & Gas Industry.  In 2004 he sold the business to spend more time with family, but continued to do consulting work. Mr. Reid grew up in the Houston, Texas and went on to attend St. Edwards University and the University of Texas in Austin.  After college, he joined the GMS Group LLC in Houston, a small boutique investment firm his father helped found.  There Mr. Reid specialized in municipal and corporate debt finance, mergers, and restructurings.

Rod Solow, age 42, is the founder and has been the  President of Live Magic, LLC and Live Tar, LLC  Inc. since 2008. For more than 5  years he has been the President of Solow & Associates, an insurance brokerage company. Mr. Solow graduated from the University of Alabama at Tuscaloosa.

Item 9.01.  Financial Statements and Exhibits

(a) Financial Statements.

Because the property acquired is not a on-going business, there are no financial statements required to be filed with respect to the Orpheum Theatre property.

(b) Exhibits

2.3

Agreement and Plan of Reorganization between the Registrant and Integrated Coffee Technologies, Inc. Filed herewith.

3.5.

Certificate of Determination for Series B Convertible Preferred Stock. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  July 28, 2010

PACIFIC LAND AND COFFEE CORPORATION

By:

/s/ Rod Solow

Rod Solow

President